Exhibit 99.1
Century Reports Fourth Quarter 2016 Financial Results
CHICAGO, IL -- 2/23/17 -- Century Aluminum Company (NASDAQ: CENX) reported a net loss of $168.5 million ($1.93 per share) for the fourth quarter of 2016. Results were negatively impacted by a $152.2 million ($1.75 per share) impairment charge related to the Helguvik project in Iceland. In addition, we incurred an unfavorable $6.9 million ($0.08 per share) charge related to discrete tax items recorded during the quarter which was partially offset by a favorable $2.1 million ($0.02 per share) lower of cost or market inventory adjustment. The fourth quarter adjusted net loss was $11.5 million ($0.12 per share).
For the fourth quarter of 2015, Century reported a net loss of $43.1 million ($0.50 per share). Results were favorably impacted by a $23.5 million ($0.25 per share) lower of cost or market inventory adjustment and $3.4 million ($0.04 per share) related to non-cash, non-recurring post-retirement benefits. Results were negatively impacted by a $3.5 million charge ($0.04 per share) related to the partial curtailment of operations at Hawesville and Mt. Holly, a $5.0 million charge ($0.05 per share) for depreciation related to Mt. Holly purchase accounting and an $11.6 million impairment charge ($0.12 per share) at BHH.
Sales for the fourth quarter of 2016 were $339.8 million compared with $383.9 million for the fourth quarter of 2015. Shipments of primary aluminum for the fourth quarter of 2016 were 183,210 tonnes compared with 211,710 tonnes shipped in the fourth quarter of 2015. The decrease in sales and shipment volume was primarily due to curtailment actions taken in the fourth quarter of 2015.
Net cash provided by operating activities in the fourth quarter of 2016 was $22.6 million. Our cash position at quarter end was $132.4 million and we had $100.1 million of revolver availability.
For the full year 2016, Century reported a net loss of $252.4 million ($2.90 per share). Results were negatively impacted by the $152.2 million impairment charge related to the Helguvik project ($1.75 per share) and a $26.8 million ($0.31 per share) charge related to the closure of the Ravenswood facility, including settlement costs associated with the retiree medical class action lawsuit. Additionally, we incurred a $6.9 million ($0.08 per share) charge related to discrete tax items and a favorable $0.7 million ($0.01 per share) lower of cost or market inventory adjustment.
For the full year 2015, Century reported a net loss of $59.3 million ($0.68 per share). Results were favorably impacted by $12.6 million related to purchase accounting for the Mt. Holly acquisition and $3.4 million related to non-cash, non-recurring post-retirement benefits. Results were negatively impacted by a $31.2 million charge related to the permanent closure of Ravenswood, $13.1 million in costs related to the labor disruption at Hawesville, $7.6 million due to partial curtailments of operations at Hawesville and Mt. Holly, $11.6 million related to the impairment at BHH, $1.6 million for signing bonuses related to a new labor agreement in Iceland, $1.0 million related to the separation of a former senior executive and a $7.5 million lower of cost or market inventory adjustment.
Sales for the full year 2016 were $1,319.1 million compared with $1,949.9 million for 2015. Shipments of primary aluminum for 2016 were 733,825 tonnes compared with 921,958 tonnes shipped in 2015. The decrease in sales and shipment volume was primarily due to curtailment actions taken in the second half of 2015 combined with lower market prices for primary aluminum.
"All operations performed well during the quarter, with key performance indicators and financial results at expected levels," commented Michael Bless, President and Chief Executive Officer. "We are proud of the safety performance our people have achieved under difficult conditions; we believe our focus on the identification of behaviors that can lead to safety risk, as well as the prevention of serious and life changing injuries, is paying dividends. Conversion costs remained in line during the quarter and cash flow was strong relative to the depressed market conditions. The company's financial condition, which remained robust through the significant commodity price weakness of late 2015 into 2016, has only improved."

"We've seen important developments in our markets over the last several months," continued Bless. "The U.S. government recently filed a WTO complaint accusing China of illegally subsidizing its primary aluminum sector. The assertions made in this case are consistent with the data our extensive research has uncovered. We are gratified to see that the industry is strongly supportive of this action. The EU, Canada, Japan and the Russian Federation have joined this effort and we believe other producing countries are planning on joining. This development confirms the global breadth and recognition of the problem. The first step in the proceedings will begin with consultations and we are hopeful that by the end of the proceedings China will have addressed its excess capacity problems; we believe such action would inure to the benefit of the industry and society in China as well as to the broader global market. Given aluminum's strong demand profile, a supply environment consistent with global trade laws would, we believe, produce a rational and healthy long-term market for producers and consumers."

Bless concluded, "We have progressed on several strategic fronts. We completed the sale of the remaining assets at Century’s original operating smelter in Ravenswood, W.V. In South Carolina, after a last attempt to find a mutually acceptable solution, we reluctantly filed an antitrust lawsuit against the monopoly power supplier; we simply cannot afford to operate this otherwise excellent plant at an uncompetitive power price. While we await the market rationalization the WTO process is designed to produce, we will continue to invest prudently in modest high return projects not dependent upon the price of the commodity. We continue to believe excellent opportunities exist for Century in our markets in the U.S. and Europe, and we will continue to develop our business in this respect.”

About Century Aluminum
Century Aluminum Company owns primary aluminum capacity in the United States and Iceland. Century's corporate offices are located in Chicago, IL. Visit www.centuryaluminum.com for more information.
Non-GAAP Financial Measures
Adjusted net income (loss) and adjusted earnings (loss) per share are non-GAAP financial measures that management uses to evaluate Century's financial performance. These non-GAAP financial measures facilitate comparisons of this period’s results with prior periods on a consistent basis by excluding items that management does not believe are indicative of Century’s ongoing operating performance and ability to generate cash. Management believes these non-GAAP financial measures enhance an overall understanding of Century’s performance and our investors’ ability to review Century’s business from the same perspective as management. The table below, under the heading "Reconciliation of Non-GAAP Financial Measures," provides a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Century's reported results prepared in accordance with GAAP. In addition, because not all companies use identical calculations, adjusted net income (loss) and adjusted earnings (loss) per share included in this press release may not be comparable to similarly titled measures of other companies. Investors are encouraged to review the reconciliation in conjunction with the presentation of these non-GAAP financial measures.
Cautionary Statement
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements about future events and are based on our current expectations. These forward-looking statements may be identified by the words "believe," "expect," "hope," "target," "anticipate," "intend," "plan," "seek," "estimate," "potential," "project," "scheduled," "forecast" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," "might," or "may." Our forward-looking statements include, without limitation, statements with respect to: future global and local financial and economic conditions; our assessment of the aluminum market and aluminum prices (including premiums); the potential outcome or occurrence of any trade claims to address excess capacity or unfair trade practices; our assessment of the ultimate outcome of our outstanding litigation; our assessment of power pricing and our ability to successfully obtain and/or implement long-term competitive power arrangements for our operations and projects; our ability to procure alumina, carbon products and other raw materials and our assessment of pricing and costs and other terms relating thereto; the future operation or potential curtailment of our U.S. assets; the future financial and operating performance of Century, its subsidiaries and its projects; future earnings, operating results and liquidity; future inventory, production, sales, cash costs and capital expenditures; future impairment charges or restructuring costs; our business objectives, strategies and initiatives, including our ability to achieve productivity improvements or cost reductions.
Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Important factors that could cause actual results and events to differ from those described in such forward-looking statements can be found in the risk factors and forward-looking statements cautionary language contained in our Annual Report on Form 10-K, quarterly reports on Form 10-Q and in other filings made with the Securities and Exchange Commission. Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors that could cause results or events to differ from those anticipated, estimated or intended. Many of these factors are beyond our ability to control or predict. Given these uncertainties, the reader is cautioned not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)
	Three months ended December 31,		Twelve months ended December 31,
	2016	2015	2016	2015
NET SALES:
Related parties	$306,860	$350,283	$1,178,631	$1,867,711
Third-party customers	32,976	33,632	140,463	82,146
Total net sales	339,836	383,915	1,319,094	1,949,857
Cost of goods sold	334,779	402,616	1,330,136	1,908,544
Gross profit (loss)	5,057	(18,701)	(11,042)	41,313
Selling, general and administrative expenses	10,961	8,566	40,264	42,115
Helguvik impairment	152,220	—	152,220	—
Ravenswood charges	—	—	26,830	30,850
Other operating expense - net	1,520	1,219	3,857	7,436
Operating loss	(159,644)	(28,486)	(234,213)	(39,088)
Interest expense	(5,695)	(5,412)	(22,216)	(21,954)
Interest income	283	91	758	339
Net gain on forward and derivative contracts	489	396	3,487	1,600
Unrealized gain on fair value of contingent consideration	—	—	—	18,337
Other income (expense) - net	1,781	(1,617)	1,319	(356)
Loss before income taxes and equity in earnings of joint ventures	(162,786)	(35,028)	(250,865)	(41,122)
Income tax benefit (expense)	(6,061)	2,929	(2,824)	(9,276)
Loss before equity in earnings of joint ventures	(168,847)	(32,099)	(253,689)	(50,398)
BHH impairment	—	(11,584)	—	(11,584)
Equity in earnings of joint ventures	383	603	1,274	2,672
Net loss	$(168,464)	$(43,080)	$(252,415)	$(59,310)

Net loss allocated to common stockholders	$(168,464)	$(43,080)	$(252,415)	$(59,310)
LOSS PER COMMON SHARE:
Basic and diluted	$(1.93)	$(0.50)	$(2.90)	$(0.68)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	87,079	86,933	87,064	87,375

CENTURY ALUMINUM COMPANY
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)
(Unaudited)
	December 31, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$132,403	$115,393
Restricted cash	1,050	791
Accounts receivable - net	12,432	9,475
Due from affiliates	16,651	17,417
Inventories	233,563	231,872
Prepaid and other current assets	22,210	42,412
Assets held for sale	22,313	30,697
Total current assets	440,622	448,057
Property, plant and equipment - net	1,026,285	1,232,256
Other assets	73,420	72,155
TOTAL	$1,540,327	$1,752,468
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Accounts payable, trade	$94,960	$90,489
Due to affiliates	15,368	10,045
Accrued and other current liabilities	50,100	48,822
Accrued employee benefits costs	10,917	10,148
Industrial revenue bonds	7,815	7,815
Total current liabilities	179,160	167,319
Senior notes payable	247,699	247,278
Accrued pension benefits costs - less current portion	49,493	43,999
Accrued postretirement benefits costs - less current portion	126,355	125,999
Other liabilities	72,026	53,009
Deferred taxes	108,939	106,053
Total noncurrent liabilities	604,512	576,338

SHAREHOLDERS’ EQUITY:
Series A Preferred stock (one cent par value, 5,000,000 shares authorized; 160,000 issued and 75,625 outstanding at December 31, 2016; 160,000 issued and 76,539 outstanding at December 31, 2015)	1	1
Common stock (one cent par value, 195,000,000 authorized; 94,437,418 issued and 87,250,897 outstanding at December 31, 2016; 94,224,571 issued and 87,038,050 outstanding at December 31, 2015)	944	942
Additional paid-in capital	2,515,131	2,513,631
Treasury stock, at cost	(86,276)	(86,276)
Accumulated other comprehensive loss	(113,893)	(112,650)
Accumulated deficit	(1,559,252)	(1,306,837)
Total shareholders’ equity	756,655	1,008,811
TOTAL	$1,540,327	$1,752,468

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)
	Twelve months ended December 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(252,415)	$(59,310)
Adjustments to reconcile net loss to net cash provided by operating activities:
Unrealized gain on fair value of contingent consideration	—	(18,337)
Unrealized gain on E.ON contingent obligation	(1,411)	(1,411)
Lower of cost or market inventory adjustment	(660)	7,539
Depreciation and amortization	84,780	80,117
Helguvik impairment	152,220	—
Ravenswood impairment	3,830	30,850
BHH impairment	—	11,584
Pension and other postretirement benefits	2,863	(4,991)
Deferred income taxes	(893)	(178)
Stock-based compensation	1,502	1,844
Equity in earnings of joint ventures	(367)	(806)
Change in operating assets and liabilities:
Accounts receivable - net	(2,957)	68,192
Due from affiliates	766	14,086
Inventories	919	44,896
Prepaid and other current assets	18,313	(144)
Accounts payable, trade	2,271	(60,583)
Due to affiliates	7,212	(12,216)
Accrued and other current liabilities	(3,900)	(31,540)
Pension contribution - Mt. Holly	—	(34,595)
Ravenswood charges	23,000	—
Other - net	3,100	(3,131)
Net cash provided by operating activities	38,173	31,866
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(21,944)	(54,700)
Purchase of remaining interest in Mt. Holly smelter	—	11,313
Proceeds from sale of property, plant and equipment	1,040	14
Restricted and other cash deposits	(259)	10
Net cash used in investing activities	(21,163)	(43,363)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	1,179	1,737
Repayments under revolving credit facilities	(1,179)	(1,737)
Repurchase of common stock	—	(36,352)
Net cash used in financing activities	—	(36,352)
CHANGE IN CASH AND CASH EQUIVALENTS	17,010	(47,849)
Cash and cash equivalents, beginning of period	115,393	163,242
Cash and cash equivalents, end of period	$132,403	$115,393

CENTURY ALUMINUM COMPANY
SELECTED OPERATING DATA
(Unaudited)

SHIPMENTS - PRIMARY ALUMINUM

	Direct (1)				Toll
	United States		Iceland		Iceland
	Tonnes	Sales $ (000)	Tonnes	Sales $ (000)	Tonnes	Sales $ (000)
2016
4th Quarter	103,186	$198,202	80,024	$141,090	—	$—
3rd Quarter	106,890	$201,973	75,539	$130,177	—	$—
2nd Quarter	106,974	$204,173	54,968	$92,707	23,625	$27,944
1st Quarter	105,089	$194,826	55,030	$92,151	22,500	$26,115
Total	422,139	$799,174	265,561	$456,125	46,125	$54,059

2015
4th Quarter	131,849	$247,895	59,074	$101,497	20,787	$24,281
3rd Quarter	149,187	$304,948	60,939	$116,919	20,914	$26,226
2nd Quarter	157,373	$371,898	50,056	$110,083	26,521	$37,858
1st Quarter	169,306	$421,141	45,967	$112,662	29,985	$46,617
Total	607,715	$1,345,882	216,036	$441,161	98,207	$134,982

(1)	Excludes scrap aluminum sales.

CENTURY ALUMINUM COMPANY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts)
(Unaudited)

	Three months ended
	December 31, 2016
	$MM	EPS
Net loss as reported	$(168.5)	$(1.93)

Helguvik impairment	152.2	1.75
Discrete tax item	6.9	0.08
Lower of cost or market inventory adjustment	(2.1)	(0.02)
Adjusted net loss	$(11.5)	$(0.12)

Contacts
Peter Trpkovski
(Investors and media)
312-696-3112

Source: Century Aluminum Company